Exhibit 10.3

EXECUTION VERSION

CONFIDENTIAL

ABL INTERCREDITOR AGREEMENT

dated as of

August 30, 2013

among

BMO HARRIS BANK N.A.,

as ABL Facility Agent,

BARCLAYS BANK PLC,

as First Lien/Second Lien Intercreditor Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Agent,

DS WATERS ENTERPRISES, INC.,

CRESTVIEW DS MERGER SUB II, INC. (to be merged on the Closing Date with and into

DS WATERS OF AMERICA, INC.)

and

The Subsidiaries of DS WATERS OF AMERICA, INC. Named Herein

ii

ABL INTERCREDITOR AGREEMENT (this “Agreement”) dated as of August 30, 2013, among BMO HARRIS BANK N.A., as collateral agent for the ABL Facility Secured Parties referred to herein (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed, the “ABL Facility Agent”), BARCLAYS BANK PLC, as First Priority Collateral Agent and as First Lien/Second Lien Intercreditor Agent (each as defined below), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Agent (as defined below), DS WATERS ENTERPRISES, INC. (“Holdings”), CRESTVIEW DS MERGER SUB II, INC. (to be merged on the Closing Date with and into DS WATERS OF AMERICA, INC., a Delaware corporation (the “Company”)), the subsidiaries of the Company named herein and each Other First-Priority Representative and Other Second-Priority Representative from time to time party hereto.

The Company, Holdings, the lenders and other parties party thereto from time to time and BMO Harris Bank N.A., as administrative agent, are party to the Asset-Based Revolving Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).

The Company, Holdings, the lenders and other parties party thereto from time to time and Barclays Bank PLC, as administrative agent, are party to the First Lien Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the Company and Holdings may become a party to Other First-Priority Documents from time to time.

The Company, Holdings, certain of the Company’s Subsidiaries and Wilmington Trust, National Association, as trustee and collateral agent, are party to the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”) pursuant to which the 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) were issued on the date hereof. The Company and Holdings may become a party to Other Second-Priority Documents from time to time.

The parties hereto (other than the ABL Facility Agent) entered into that certain First Lien/Second Lien Intercreditor Agreement, dated as of the date hereof (as amended, modified, supplemented, replaced or restated, in whole or in part, from time to time, the “First Lien/Second Lien Intercreditor Agreement”). This Agreement governs the relationship between the ABL Facility Secured Parties (as defined herein) as a group, on the one hand, and the Non-ABL Secured Parties, on the other hand, with respect to the Collateral, while the First Lien/Second Lien Intercreditor Agreement governs the relationship of the Non-ABL Secured Parties among themselves with respect to the Collateral. In addition, it is understood and agreed that not all of the Secured Parties may have security interests in all of the Collateral and nothing in this Agreement is intended to give rights to any Person in any Collateral in which such Person (or their Representative or Collateral Agent) does not otherwise have a security interest.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) As used in this Agreement, the following terms have the meanings specified below:

“ABL Cash Management Obligations” means any Cash Management Obligations secured by any Collateral under the ABL Facility Collateral Documents.

“ABL Credit Agreement” has the meaning set forth in the recitals.

“ABL Facility” means the ABL Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time after the date hereof, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “ABL Facility”).

“ABL Facility Agent” has the meaning set forth in the recitals.

“ABL Facility Collateral Agreement” means the Collateral Agreement (ABL) dated as of the date hereof, among the Company, each other pledgor party thereto and the ABL Facility Agent, as amended, supplemented or modified from time to time.

“ABL Facility Collateral Documents” means the ABL Facility Collateral Agreement, the ABL Holdings Guarantee and Pledge Agreement and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any ABL Obligations.

“ABL Facility Documents” means the ABL Facility, the ABL Facility Collateral Documents, and the other “Loan Documents” as defined in the ABL Facility.

“ABL Facility Secured Parties” means the “Secured Parties” as defined in the ABL Facility.

“ABL Hedging Obligations” means any Hedging Obligations secured by any Collateral under the ABL Facility Collateral Documents.

“ABL Holdings Guarantee and Pledge Agreement” means the Holdings Guarantee and Pledge Agreement (ABL) dated as of the date hereof between Holdings and the ABL Facility Agent, as amended, supplemented or modified from time to time.

“ABL Obligations” means (a) all “Obligations” (as such term is defined in the ABL Facility) of the Company and other obligors under the ABL Facility or any of the other ABL Facility Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the ABL Facility Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the ABL Facility Documents, according to the respective terms thereof, and (b) the ABL Hedging Obligations and ABL Cash Management Obligations; provided, that for the purposes of this definition, (x) any obligations incurred pursuant to a DIP Financing the ABL Facility Agent desires to permit in accordance with Section 2.06(b)(i) shall be considered ABL Obligations and (y) any ABL Obligations shall be permitted under the Non-ABL Documents.

“ABL Priority Collateral” means any and all of the following Collateral (other than Excluded Property) now owned or at any time hereafter acquired by the Company or any other Grantor to the extent a security interest in such Collateral has been or may hereafter be granted to the ABL Facility Agent under the ABL Facility Collateral Documents: (a) all Accounts; (b) all Inventory (including re-usable water containers); (c) to the extent evidencing, governing or securing the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles (other than intellectual property and the equity interests of any Grantor’s subsidiaries), (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (d) all loans receivable (other than intercompany indebtedness) and all other Payment Intangibles, other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to Real Estate Assets (other than the ABL Real Property Collateral), Fixtures or Equipment; (e) all collection accounts, Deposit Accounts, Securities Accounts and Commodity Accounts and any cash or other assets in any such accounts (other than separately identifiable cash proceeds of Non-ABL Priority Collateral) and securities entitlements and other rights with respect thereto; (f) to the extent relating to any of the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral, all Supporting Obligations; (g) all books and records related to the foregoing; (h) all products and proceeds of any and all of the foregoing in whatever form received, including proceeds of business interruption insurance (in each case, except to the extent constituting proceeds of Non-ABL Priority Collateral); and (i) the ABL Real Property Collateral. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“ABL Priority Possessory Collateral” means ABL Priority Collateral that is Possessory Collateral.

“ABL Real Property Collateral” means that certain real property owned by a Loan Party located at (i) 2 Sterling St. Irvine, California, (ii) 4548 Azusa Canyon Rd., Irwindale, CA, (iii) 4500 York Blvd., Los Angeles, CA, (iv) 8631 Younger Creek Dr., Sacramento, CA, (v) 45 West Noblestown Road, Carnegie, PA 15106, (vi) 6055 S. Harlem Ave., Chicago, IL, (vii) 6155 S. Harlem Ave., Chicago, IL and (viii) 221 E. Alondra Blvd., Gardena, CA 90248.

“Agreement” has the meaning set forth in the recitals.

“Applicable Junior Collateral Agent” means (a) with respect to the ABL Priority Collateral, the First Lien/Second Lien Intercreditor Agent and (b) with respect to the Non-ABL Priority Collateral, the ABL Facility Agent.

“Applicable Possessory Collateral Agent” means (a) with respect to ABL Priority Possessory Collateral, the ABL Facility Agent and (b) with respect to Non-ABL Priority Possessory Collateral, the First Lien/Second Lien Intercreditor Agent.

“Applicable Senior Collateral Agent” means (a) with respect to the ABL Priority Collateral, the ABL Facility Agent, and (b) with respect to the Non-ABL Priority Collateral, the First Lien/Second Lien Intercreditor Agent.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts or other liabilities owed to any other Person that arise from treasury, depositary or cash management services, including any automated clearing house or other electronic transfers of funds, credit cards, purchase or debit cards, e-payable services or any similar transactions, including any services or transactions of the type referred to in the definition of “Cash Management Agreement” in the ABL Facility Documents or Credit Facility Documents, as applicable.

“Class” has the meaning set forth in the definition of Senior Obligations.

“Closing Date” means August 30, 2013.

“Collateral” means all assets and properties subject to Liens in favor of any Secured Party created by any of the ABL Facility Collateral Documents, the First-Priority Collateral Documents or the Second-Priority Collateral Documents, as applicable, to secure the ABL Obligations or any Non-ABL Obligations, as applicable.

“Collateral Agent” means the ABL Facility Agent and each Non-ABL Collateral Agent or any or all of the foregoing, as the context may require.

“Comparable Junior Collateral Document” means, in relation to any Senior Collateral subject to any Lien created under any Senior Collateral Document, those Junior Collateral Documents that create a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Agreement” has the meaning set forth in the recitals.

“Credit Agreement Agent” means the collateral agent for the Credit Agreement Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed).

“Credit Agreement Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means all “Loan Obligations” (as such term is defined in the Credit Agreement) of the Company and other obligors under the Credit Agreement or any of the other Credit Agreement Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the Credit Agreement Documents, according to the respective terms thereof.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning set forth in Section 2.06(b)(i).

“Discharge” means, with respect to any Obligations, except to the extent otherwise provided herein with respect to the reinstatement or continuation of any such Obligations, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all such Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the agreements or instruments (the “Relevant Instruments”) governing such Obligations, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such agreement or instrument, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the Relevant Instruments; provided that (i) the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of another ABL Facility, (ii) the Discharge of First-Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Obligations that constitute an exchange or replacement for or a refinancing of such First-Priority Obligations, and (iii) the Discharge of Second-Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second-Priority Obligations that constitute an exchange or replacement for or a refinancing of such Second-Priority Obligations. In the event any Obligations are modified and such Obligations are paid over time or otherwise modified, in each case, pursuant to Section 1129 of the Bankruptcy Code, such Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new or modified indebtedness shall have been satisfied. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” under and as defined in the ABL Facility, the Credit Agreement, the Notes Indenture, any Other First-Priority Document and/or any Other Second-Priority Document as the context may require.

“First Lien/Second Lien Intercreditor Agent” means the “First Lien/Second Lien Intercreditor Agent” under and as defined in the First Lien/Second Lien Intercreditor Agreement. For purposes of this Agreement, the ABL Facility Agent may treat the First-Priority Collateral Agent as the First Lien/Second Lien Intercreditor Agent until notified in writing by the Company that another representative has become the First Lien/Second Lien Intercreditor Agent.

“First Lien/Second Lien Intercreditor Agreement” has the meaning set forth in the recitals.

“First-Priority Cash Management Obligations” means any Cash Management Obligations secured by any Collateral under the First-Priority Collateral Documents.

“First-Priority Collateral Agent” means the Credit Agreement Agent acting on behalf of the First-Priority Secured Parties or such other agent or trustee as is designated “First-Priority Collateral Agent” after the date hereof under the First-Priority Documents. For purposes of this Agreement, the ABL Facility Agent may treat the Credit Agreement Agent as the First-Priority Collateral Agent until notified in writing by the Company that another representative has become the First-Priority Collateral Agent.

“First-Priority Collateral Documents” means any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any First-Priority Obligations.

“First-Priority Documents” means (a) the Credit Agreement Documents, (b) the Other First-Priority Documents and (c) each agreement, document or instrument providing for or evidencing a First-Priority Hedging Obligation or First-Priority Cash Management Obligation.

“First-Priority Hedging Obligations” means any Hedging Obligations secured by any Collateral under the First-Priority Collateral Documents.

“First-Priority Obligations” means (a) the Credit Agreement Obligations, (b) the Other First-Priority Obligations, and (c) the First-Priority Hedging Obligations and First-Priority Cash Management Obligations.

“First-Priority Representatives” means (a) in the case of the Credit Agreement Secured Obligations, the Credit Agreement Agent and (b) in the case of any Series of Other First-Priority Obligations, the Other First-Priority Representative with respect thereto. The term “First-Priority Representatives” shall include any applicable First-Priority Collateral Agent as the context may require.

“First-Priority Secured Parties” means (a) the Credit Agreement Secured Parties and (b) the Other First-Priority Secured Parties, including the First-Priority Representatives.

“Grantor” means Holdings, the Company and each domestic subsidiary of the Company that shall have granted any Lien in favor of any Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements, and currency exchange, interest rate or commodity collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, including any obligations of the type referred to in the definition of “Hedging Agreement” in the ABL Facility Documents (other than “Excluded Swap Obligations” as defined in the ABL Facility Documents) or the Credit Facility Documents (other than the “Excluded Hedging Obligations” as defined in the Credit Facility Documents), as applicable.

“Holdings” has the meaning set forth in the preamble.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except for any voluntary liquidation, dissolution or other winding up to the extent expressly permitted by the applicable ABL Facility Documents and Non-ABL Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Joinder Agreement” means an agreement in form and substance substantially similar to Exhibit A or B hereto, pursuant to which any Other First-Priority Secured Parties or Other Second-Priority Secured Parties, either directly or through their respective applicable Representatives, become a party hereto in accordance with Section 6.14 hereof.

“Junior Claims” means (a) with respect to the ABL Priority Collateral, each Series of Non-ABL Obligations secured by such Collateral and (b) with respect to the Non-ABL Priority Collateral, the ABL Obligations secured by such Collateral.

“Junior Collateral” means, with respect to any Obligations, the Collateral in respect of which such Obligations constitute Junior Claims.

“Junior Collateral Agent” means (a) with respect to the Non-ABL Priority Collateral, the ABL Facility Agent and (b) with respect to the ABL Priority Collateral, the First Lien/Second Lien Intercreditor Agent (or, as the context may require, any other Collateral Agent acting on behalf of any Series of Non-ABL Obligations).

“Junior Collateral Documents” means (a) with respect to the Non-ABL Obligations, the ABL Facility Collateral Documents and (b) with respect to the ABL Obligations, the Non-ABL Collateral Documents.

“Junior Obligations” means (a) with respect to ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), the Non-ABL Obligations and (b) with respect to the Non-ABL Obligations (to the extent such Obligations are secured by the Non-ABL Priority Collateral), the ABL Obligations.

“Junior Representative” means (a) with respect to the Non-ABL Priority Collateral, the ABL Facility Agent and (b) with respect to the ABL Priority Collateral, each Non-ABL Representative.

“Junior Secured Parties” means (a) with respect to the Non-ABL Priority Collateral, the ABL Facility Secured Parties and (b) with respect to the ABL Priority Collateral, the Non-ABL Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-ABL Collateral Agent” means each of the Credit Agreement Agent, the Notes Agent, the First-Priority Collateral Agent, each Other First-Priority Collateral Agent, the Second-Priority Collateral Agent, each Other Second-Priority Collateral Agent and the First Lien/Second Lien Intercreditor Agent, or any or all of the foregoing, as the context may require.

“Non-ABL Collateral Documents” means the First-Priority Collateral Documents and the Second-Priority Collateral Documents.

“Non-ABL Documents” means the First-Priority Documents, the Second-Priority Documents and the First Lien/Second Lien Intercreditor Agreement.

“Non-ABL Obligations” means the First-Priority Obligations and Second-Priority Obligations; provided, that for the purposes of this definition, (x) any obligations incurred pursuant to a DIP Financing the First Lien/Second Lien Intercreditor Agent desires to permit in accordance with Section 2.06(b)(ii) shall be considered Non-ABL Obligations and (y) any Non-ABL Obligations shall be permitted under the ABL Documents.

“Non-ABL Priority Collateral” means any and all of the following Collateral (other than Excluded Property) now owned or at any time hereafter acquired by the Company or any other Grantor to the extent a security interest in such Collateral has been or may hereafter be granted to the Non-ABL Secured Parties under the Non-ABL Collateral Documents: (a) all Real Estate Assets, Fixtures and Equipment not constituting ABL Priority Collateral; (b) all intellectual property; (c) all equity interests of the Company directly held by Holdings; (d) all equity interests in each Grantor’s direct subsidiaries; (d) all General Intangibles, Chattel Paper, Instruments and Documents (other than General Intangibles, Chattel Paper, Instruments and Documents that are ABL Priority Collateral); (e) all Payment Intangibles that represent tax refunds in respect of or otherwise relate to Real Estate Assets (other than ABL Real Property Collateral), Fixtures or Equipment; (f) all intercompany indebtedness of the Company and its subsidiaries; (g) all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of Real Estate Assets, Fixtures or Equipment of any Grantor excluding such of the foregoing as relate to the ABL Priority Collateral); (h) all proceeds of insurance policies (excluding any such proceeds that relate to ABL Priority Collateral); (i) all books and records related to the foregoing and not relating to ABL Priority Collateral; (j) all products and proceeds of any and all of the foregoing (other than any such proceeds that are ABL Priority Collateral); and (k) all other Collateral not constituting ABL Priority Collateral. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Non-ABL Priority Possessory Collateral” means Non-ABL Priority Collateral that is Possessory Collateral.

“Non-ABL Representatives” means the First-Priority Representatives and the Second-Priority Representatives.

“Non-ABL Secured Parties” means the First-Priority Secured Parties and the Second-Priority Secured Parties.

“Noteholders” means the holders of the Notes.

“Notes” has the meaning set forth in the recitals.

“Notes Agent” means Wilmington Trust, National Association, in its capacity as collateral agent in respect of the Notes, and its permitted successors.

“Notes Collateral Agreement” means the Collateral Agreement (Notes) dated as of the date hereof, among the Company, certain of its Subsidiaries and the Notes Agent, as amended, supplemented or modified from time to time.

“Notes Documents” means (a) the Notes Indenture and the Notes and (b) any other related document or instrument executed and delivered pursuant to any document described in clause (a) above evidencing or governing any Obligations thereunder.

“Notes Indenture” has the meaning set forth in the recitals.

“Notes Obligations” means all “Note Obligations” (as such term is defined in the Notes Indenture) of the Company and other obligors under the Notes Indenture or any of the other Second-Priority Documents, and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the Second-Priority Documents and the performance of all other Obligations of the obligors thereunder to the Trustee and the Noteholders under the Second-Priority Documents, according to the respective terms thereof.

“Notes Secured Parties” means the Persons holding Notes Obligations, including the Trustee and the Notes Agent.

“Obligations” means any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Notes Agent and the Noteholders.

“Other First-Priority Collateral Agent” means, with respect to any Series of Other First-Priority Obligations, any Other First-Priority Representative that acts in the capacity of a collateral agent with respect thereto (including, to the extent applicable with respect to any Other First-Priority Obligations, the Credit Agreement Agent).

“Other First-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other First-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other First-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any First-Priority Document.

“Other First-Priority Obligations” means (a) all “Other First-Priority Obligations” as defined in First Lien/Second Lien Intercreditor Agreement and (b) if the First Lien/Second Lien Intercreditor Agreement has been terminated, any other indebtedness or Obligations (other than Credit Agreement Obligations, First-Priority Hedging Obligations and First-Priority Cash Management Obligations) of the Grantors that are to be secured with a Lien senior to the Liens on the Collateral securing the Notes Obligations and are designated by the Company as Other First-Priority Obligations hereunder; provided, however, that with respect to this clause (b), the requirements set forth in Section 6.14 shall have been satisfied.

“Other First-Priority Representative” means, with respect to any Series of Other First-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other First-Priority Secured Parties” means the Persons holding Other First-Priority Obligations, including the Other First-Priority Representatives.

“Other Second-Priority Collateral Agent” means with respect to any Series of Other Second-Priority Obligations, any Other Second-Priority Representative that acts in the capacity of a collateral agent with respect thereto (including, to the extent applicable with respect to any Other Second-Priority Obligations, the Notes Agent).

“Other Second-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other Second-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Second-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Second-Priority Document.

“Other Second-Priority Obligations” means (a) all “Other Second-Priority Obligations” as defined in the First Lien/Second Lien Intercreditor Agreement and (b) if the First Lien/Second Lien Intercreditor Agreement has been terminated, any other indebtedness or Obligations (other than Notes Obligations) of the Grantors that are to be secured by a Lien on the Collateral junior to the Liens securing Credit Agreement Obligations and are designated by the Company as Other Second-Priority Obligations hereunder; provided, however, that with respect to this clause (b), the requirements set forth in Section 6.14 shall have been satisfied.

“Other Second-Priority Representative” means, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second-Priority Secured Parties” means the Persons holding Other Second-Priority Obligations, including the Other Second-Priority Representatives.

“Permitted Remedies” means, with respect to any Junior Obligations:

(i) filing a claim or statement of interest with respect to such Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii) taking any action (not adverse to the Liens securing Senior Obligations, the priority status thereof, or the rights of the Applicable Senior Collateral Agent or any of the Senior Secured Parties to exercise rights, powers, and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(iii) filing any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement;

(iv) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the bankruptcy laws of any applicable jurisdiction); and

(v) voting on any Plan of Reorganization, filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Possessory Collateral” means the Collateral in the possession or control of any Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the ABL Facility Collateral Documents or the Non-ABL Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Possessory Collateral Agent” means, with respect to any Possessory Collateral, the Collateral Agent having possession or control (including through its agents or bailees) of same.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Refinance” means to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof). “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means (a) in the case of any ABL Obligations, the ABL Facility Agent and (b) in the case of any Series of Non-ABL Obligations, the Non-ABL Representative with respect thereto.

“Second-Priority Collateral Agent” means the Notes Agent acting on behalf of the Second-Priority Secured Parties or such other agent or trustee as is designated “Second-Priority Collateral Agent” under the First Lien/Second Lien Intercreditor Agreement. For purposes of this Agreement, the ABL Facility Agent may treat the Notes Agent as the Second-Priority Collateral Agent until notified in writing by the Company that another representative has become the Second-Priority Collateral Agent.

“Second-Priority Collateral Documents” means any documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Second-Priority Obligations.

“Second-Priority Documents” means (a) the Notes Documents and (b) the Other Second-Priority Documents.

“Second-Priority Obligations” means (a) the Notes Obligations, (b) the Other Second-Priority Obligations and (c) all other Obligations in respect of, or arising under, the Second-Priority Obligations Documents, including all fees and expenses of the collateral agent for any Other Second-Priority Obligations and shall include all interest and fees, which but for the filing of a petition in bankruptcy with respect to the Issuer or any Subsidiary Guarantor, would have accrued on such obligations, whether or not a claim for such interest or fees is allowed in such proceeding.

“Second-Priority Representatives” means (a) in the case of the Notes, the Notes Agent and (b) in the case of any Series of Other Second-Priority Obligations, the Other Second-Priority Representative with respect thereto. The term “Second-Priority Representatives” shall include any applicable Second-Priority Collateral Agent as the context may require.

“Second-Priority Secured Parties” means (a) the Notes Secured Parties and (b) the Other Second-Priority Secured Parties, including the Second-Priority Representatives.

“Secured Obligations” means the ABL Obligations and the Non-ABL Obligations.

“Secured Parties” means the ABL Secured Parties and the Non-ABL Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Senior Claims” means (a) with respect to the ABL Priority Collateral, the ABL Obligations secured by such Collateral, and (b) with respect to the Non-ABL Priority Collateral, each Series of Non-ABL Obligations secured by such Collateral.

“Senior Collateral” means, with respect to any Obligations, the Collateral in respect of which such Obligations constitute Senior Claims.

“Senior Collateral Agent” means (a) with respect to the Non-ABL Priority Collateral, the First Lien/Second Lien Intercreditor Agent (or, as the context may require, any other Non-ABL Collateral Agent) and (b) with respect to the ABL Priority Collateral, the ABL Facility Agent.

“Senior Collateral Documents” means (a) with respect to the First-Priority Obligations, the Non-ABL Collateral Documents and (b) with respect to the ABL Obligations, the ABL Facility Collateral Documents.

“Senior Obligations” means (a) with respect to the ABL Obligations (to the extent such Obligations are secured by the Non-ABL Collateral), the Non-ABL Obligations, and (b) with respect to the Non-ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), the ABL Obligations; the Non-ABL Obligations shall, collectively, constitute one “Class” of Senior Obligations and the ABL Obligations shall constitute a separate “Class” of Senior Obligations.

“Senior Representative” means (a) with respect to the Non-ABL Priority Collateral, each Non-ABL Representative and (b) with respect to the ABL Priority Collateral, the ABL Facility Agent.

“Senior Secured Parties” means (a) with respect to the Non-ABL Priority Collateral, the Non-ABL Secured Parties, and (b) with respect to the ABL Priority Collateral, the ABL Facility Secured Parties.

“Series” means (a) the Credit Agreement Obligations and each series of Other First-Priority Obligations, each of which shall constitute a separate Series of Non-ABL Obligations within the Class of Senior Obligations constituting Non-ABL Obligations, except that to the extent that the Credit Agreement Obligations and/or any one or more series of such Other First-Priority Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Credit Agreement Obligations and/or each such series of Other First-Priority Obligations shall collectively constitute a single Series; (b) the Notes Obligations and each series of Other Second-Priority Obligations, each of which shall constitute a separate Series of

Non-ABL Obligations within the Class of Senior Obligations constituting Non-ABL Obligations, except that to the extent that the Notes Obligations and/or any one or more series of such Other Second-Priority Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Notes Obligations and/or each such series of Other Second-Priority Obligations shall collectively constitute a single Series; and (c) the ABL Obligations, which shall constitute the sole Series of ABL Obligations within the Class of Senior Obligations constituting ABL Obligations. With respect to the Non-ABL Secured Parties, the Non-ABL Secured Parties with respect to each Series of Non-ABL Obligations shall constitute a separate Series of Non-ABL Secured Parties.

“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Trustee” means Wilmington Trust, National Association, as trustee for the Noteholders under the Notes Indenture, together with its successors or co-agents or co-trustees in substantially the same capacity as may from time to time be appointed.

ARTICLE II

Priorities and Agreements with Respect to Collateral

SECTION 2.01 Priority of Claims. (a) Anything contained herein or in any of the ABL Facility Documents or the Non-ABL Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and any Collateral Agent is taking action to enforce rights in respect of any Collateral (whether in an Insolvency or Liquidation Proceeding or otherwise), or any distribution is made in respect of any Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor, the Proceeds (subject, in the case of any such distribution, to Section 2.06 hereof) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied as follows:

(i)	In the case of ABL Priority Collateral,

FIRST, to the payment in full of the ABL Obligations in accordance with Section 4.02 of the ABL Facility Collateral Agreement, and

SECOND, to the First Lien/Second Lien Intercreditor Agent for distribution in accordance with the Non-ABL Documents.

If any Non-ABL Obligations remain outstanding after the Discharge of the ABL Obligations, all proceeds of the ABL Priority Collateral will be applied to the repayment of any outstanding Non-ABL Obligations.

(ii)	In the case of Non-ABL Priority Collateral,

FIRST, to the First Lien/Second Lien Intercreditor Agent for distribution in accordance with the Non-ABL Documents until payment in full of any Non-ABL Obligations secured by such Non-ABL Priority Collateral, and

SECOND, to the payment in full of the ABL Obligations in accordance with Section 4.02 of the ABL Facility Collateral Agreement.

If any ABL Obligations remain outstanding after the Discharge of the Non-ABL Obligations, all proceeds of the Non-ABL Priority Collateral will be applied to the repayment of any outstanding ABL Obligations.

(b) It is acknowledged that (i) the aggregate amount of any Senior Obligations may, subject to the limitations set forth in the ABL Facility Documents and the Non-ABL Documents, be Refinanced from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the ABL Facility Secured Parties and the Non-ABL Secured Parties, and (ii) a portion of the Senior Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The priorities provided for herein shall not be altered or otherwise affected by any Refinancing of either the Junior Obligations (or any part thereof) or the Senior Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Obligations or by any action that any Collateral Agent, Representative or Secured Party may take or fail to take in respect of any Collateral.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Non-ABL Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the ABL Facility Documents and the Non-ABL Documents or any defect or deficiencies in, or failure to perfect any such Liens or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the ABL obligations and/or the Non-ABL Obligations):

(i)	(1) the Liens on the Non-ABL Priority Collateral securing Non-ABL Obligations will rank senior to any Liens on such Non-ABL Priority Collateral securing ABL Obligations, and (2) the Liens on the ABL Priority Collateral securing ABL Obligations will rank senior to any Liens on such ABL Priority Collateral securing Non-ABL Obligations, and

(ii)	The First-Priority Collateral Agent, on behalf of itself and the First-Priority Secured Parties, and the Second-Priority Collateral Agent, on behalf of itself and the Second-Priority Secured Parties, each hereby agrees that the priority of the Liens securing the Non-ABL Obligations shall be governed by the Non-ABL Documents; provided, however, that the foregoing shall not be construed to alter the relative rights or priorities of the various Series of Non-ABL Obligations against each other Series of Non-ABL Obligations, which rights and priorities shall be governed by the applicable Non-ABL Documents.

SECTION 2.02 Actions With Respect to Collateral; Prohibition on Contesting Liens.

(a) Until the Discharge of all of the Senior Obligations of a particular Class, (i) only the Applicable Senior Collateral Agent shall act or refrain from acting with respect to the Senior Collateral of such Class and then only on the instructions of the applicable Senior Representative (which, in the case of the Non-ABL Collateral, shall be the First Lien/Second Lien Intercreditor Agent), (ii) no Collateral Agent shall follow any instructions with respect to such Senior Collateral from any Junior Representative or from any Junior Secured Parties, and (iii) each Junior Representative and the Junior Secured Parties shall not, and shall not instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Collateral, whether under any ABL Facility Collateral Document, any Non-ABL Collateral Document, applicable law or otherwise, it being agreed that (A) only the Applicable Senior Collateral Agent, acting in accordance with the ABL Facility Collateral Documents or the Non-ABL Collateral Documents, as applicable, shall be entitled to take any such actions or exercise any such remedies, or to cause any Collateral Agent to do (including with respect to the time, method and place for exercising any rights or remedies or conducting any proceeding with respect thereto) so and (B) notwithstanding the foregoing, each Junior Representative may take Permitted Remedies. No Junior Collateral Agent, Junior Representative or Junior Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent, Senior Representative or Senior Secured Party or any other exercise by the Senior Collateral Agent, Senior Representative or Senior Secured Party of any rights and remedies relating to the Senior Collateral.

(b) The First Lien/Second Lien Intercreditor Agent and each of the other Non-ABL Secured Parties each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Facility Secured Parties in all or any part of the Collateral, or the provisions of this Agreement, and the ABL Facility Agent and each of the ABL Facility Secured Parties each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the

Non-ABL Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the ABL Facility Agent, any ABL Facility Secured Party, the First Lien/Second Lien Intercreditor Agent or any Non-ABL Secured Parties to enforce this Agreement.

(c) The parties hereto agree to execute, acknowledge and deliver a Memorandum of Intercreditor Agreement (“Memorandum”), together with such other documents in furtherance hereof or thereof, in each case, in proper form for recording in connection with any mortgages and in form and substance reasonably satisfactory to the First Lien/Second Lien Intercreditor Agent, ABL Facility Agent and the Company, in those jurisdictions where such recording is reasonably recommended or requested by local real estate counsel and/or the title insurance company, or as otherwise deemed reasonably necessary or proper by the parties hereto.

SECTION 2.03 No Duties of Senior Representative; Provision of Notice.

(a) Each Junior Secured Party acknowledges and agrees that none of the Collateral Agents, the Senior Representative nor any other Senior Secured Party shall have any duties or other obligations to such Junior Secured Party with respect to any Senior Collateral, other than to transfer to the Applicable Junior Collateral Agent any proceeds of any such Collateral that constitutes Junior Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral (in each case, unless the Junior Obligations have been Discharged prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and the Discharge of the Senior Obligations secured thereby, or if a Collateral Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of any Collateral Agent, the Senior Representative or any Senior Secured Party. In furtherance of the foregoing, each Junior Secured Party acknowledges and agrees that until the Senior Obligations secured by any Collateral shall have been Discharged, the Applicable Senior Collateral Agent shall be entitled, for the benefit of the holders of such Senior Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the ABL Facility Documents and the Non-ABL Documents, as applicable, without regard to any Junior Claims or any rights to which the holders of the Junior Obligations would otherwise be entitled as a result of such Junior Claims. Without limiting the foregoing, each Junior Secured Party agrees that none of the Collateral Agents, the Senior Representatives nor any other Senior Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Collateral (or any other collateral securing the Senior Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Obligations), in any manner that would maximize the return to the Junior Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Parties from such realization, sale, disposition or liquidation. Each of the Junior Secured Parties waives any claim such Junior Secured Party may now or hereafter have against any Collateral Agent, any Senior Representative or any other Senior Secured Party (or their representatives) arising out of (i) any actions which any Collateral Agent, any Senior Representative or the Senior Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) in accordance with the ABL Facility Documents and the Non-ABL Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any security for the Senior Obligations, (ii) any election by any Senior Representative or any Senior Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession.

(b) Upon the Discharge of the First-Priority Obligations, the Company shall notify the Non-ABL Representatives and the ABL Facility Agent of same.

SECTION 2.04 No Interference; Payment Over; Reinstatement. (a) Each Junior Secured Party, Junior Representative and Junior Collateral Agent agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Claim pari passu with, or to give such Junior Secured Party any preference or priority relative to, any Senior Claim with respect to the Collateral securing the Senior Claims or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any ABL Facility Collateral Document or Non-ABL Collateral Document or the validity, attachment, perfection or priority of any Lien under the ABL Facility Collateral Documents or the Non-ABL Collateral Documents, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Senior Collateral by the Applicable Senior Collateral Agent or any Senior Secured Parties or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct the Applicable Senior Collateral Agent, any Senior Representative or any holder of Senior Obligations to exercise any right, remedy or power with respect to any Senior Collateral or (B) consent to the exercise by the Applicable Senior Collateral Agent, any Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to any Senior Collateral, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Senior Collateral Agent, any Senior Representative or other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Applicable Senior Collateral Agent, any Senior Representative or any other Senior Secured Party shall be liable for, any action taken or omitted to be taken by such Collateral Agent, such Senior Representative or other Senior Secured Party with respect to any Senior Collateral, (vi) it will not seek, and hereby waives any right, to have any Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the ABL Facility Agent, any ABL Facility Secured Party, the Intercreditor Agent or any other Non-ABL Secured Party to enforce this Agreement.

(b) Each Junior Representative, each Junior Collateral Agent and each other Junior Secured Party hereby agrees that if it shall obtain possession of any Senior Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any ABL Facility Collateral Document or Non-ABL Collateral Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of the Senior Obligations, then it shall hold such Collateral, proceeds or payment (whether or not expressly characterized as such) in trust for the Senior Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Applicable Senior Collateral Agent reasonably promptly after obtaining actual knowledge, or notice from the Applicable Senior Collateral Agent, that it is in possession of such Collateral, proceeds or payment. Each Junior Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any Senior Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Party shall promptly pay over to the Applicable Senior Collateral Agent any payment received by it and then in its possession or under its control in respect of any Senior Collateral and shall promptly turn over any Senior Collateral then held by it over to the Applicable Senior Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Obligations.

SECTION 2.05 Automatic Release of Junior Liens. (a) Each Non-ABL Collateral Agent and each other Non-ABL Secured Party agrees that in the event of a sale, transfer or other disposition of any ABL Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such ABL Priority Collateral that results in the release by the ABL Facility Agent of the Lien held by each Non-ABL Collateral Agent on such ABL Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the Non-ABL Documents at the time of such sale, transfer or other disposition), the Lien held by the First Lien/Second Lien Intercreditor Agent and each other Non-ABL Collateral Agent on such ABL Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all holders of the Non-ABL Obligations shall be entitled to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after Discharge of the ABL Obligations, and the Liens on such remaining proceeds securing the Non-ABL Obligations shall not be automatically released pursuant to this Section 2.05(a).

(b) The ABL Facility Agent and each other ABL Facility Secured Party agrees that in the event of a sale, transfer or other disposition of any Non-ABL Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Non-ABL Priority Collateral that results in the release by the Non-ABL Collateral Agents of the Liens held by them on such Non-ABL Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the ABL Facility Documents at the time of such sale, transfer or other disposition), the Lien held by the ABL Facility Agent on such Non-ABL Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all holders of the ABL Obligations shall be entitled to any proceeds of a sale, transfer or other disposition under this clause (b) that remain after Discharge of all Non-ABL Obligations, and the Liens on such remaining proceeds securing the ABL Obligations shall not be automatically released pursuant to this Section 2.05(b).

(c) Each Junior Representative and each Junior Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by any Senior Representative or the Applicable Senior Collateral Agent to evidence and confirm any release of Junior Collateral provided for in this Section.

(d) If, at any time any Grantor or the holder of any Senior Obligations delivers notice to each Junior Collateral Agent that any specified Senior Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of (i) by the owner of such Collateral in a transaction permitted under the Non-ABL Documents and the ABL Facility Documents or (ii) during the existence of any Event of Default under (and as defined in) the applicable Senior Collateral Document to the extent the Senior Collateral Agent has consented to such sale, transfer or disposition, the Liens in favor of the Junior Secured Parties upon such Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Collateral securing Senior Obligations are released and discharged. Upon delivery to each Junior Collateral Agent of a notice from the Senior Collateral Agent stating that any release of Liens securing or supporting the Senior Obligations has become effective (or shall become effective upon each Junior Collateral Agent’s release), each Junior Collateral Agent will promptly execute and deliver such instruments, releases, terminations statements or other documents confirming such release on customary terms. In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Junior Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as of when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Obligations is released and discharged.

(e) Notwithstanding any other provisions contained in this Agreement, (i) if a Discharge of ABL Obligations occurs, the Liens on the Collateral securing the Non-ABL Obligations will not be released, except to the extent any ABL-Priority Collateral or any portion thereof was disposed of in order to repay the ABL Obligations secured by such ABL-Priority Collateral or otherwise as permitted under the ABL Facility Documents and the Non-ABL Documents and (ii) if a Discharge of Non-ABL Obligations occurs, the Liens on the Collateral securing the ABL Obligations will not be released, except to the extent any Non-ABL Priority Collateral or any portion thereof was disposed of in order to repay the Non-ABL Obligations secured by such Non-ABL Priority Collateral or otherwise as permitted under the ABL Facility Documents and the Non-ABL Documents.

SECTION 2.06 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b) If the Company or any of its subsidiaries shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or under any other similar law:

(i)

If the ABL Facility Agent desires to permit any Grantor that has become subject to a Bankruptcy Case, as debtor(s)-in-possession, to move for the approval of financing (“DIP Financing”) secured by a Lien on the ABL Priority Collateral, to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, then the First Lien/Second Lien Intercreditor Agent and the Non-ABL Secured Parties hereby agree not to object to any such financing or to the Liens on the ABL Priority Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes ABL Priority Collateral, unless the ABL Facility Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral that constitutes ABL Priority Collateral, or to request adequate protection (except as otherwise permitted under this Agreement) or any other relief in connection therewith (and (i) to the extent that such DIP Financing Liens are (x) senior to or pari passu with the Liens on any such ABL Priority Collateral for the benefit of the ABL Facility Secured Parties and (y) junior to the Liens on any Non-ABL Priority Collateral for the benefit of the Non-ABL Secured Parties, each Non-ABL Secured Party will subordinate its Liens with respect to such ABL Priority Collateral on the same terms as the Liens of the ABL Facility Secured Parties (other than any Liens of any ABL Facility Secured Party constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank (x) pari passu with the Liens on any such ABL Priority Collateral granted to secure the ABL Obligations of the ABL Facility Secured Parties and (y) junior to the Liens on any Non-ABL Priority Collateral granted to secure the Non-ABL Obligations for the benefit of the Non-ABL Secured Parties, each Non-ABL Secured Party will confirm the priorities with respect to such ABL Priority Collateral as set forth herein), in each case so long as (A) the Non-ABL Secured Parties retain the benefit of their Liens on all such ABL Priority Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding (other than any Liens constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Non-ABL Secured Parties are granted Liens on any additional collateral pledged to any ABL Facility Secured Party as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the ABL Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any ABL Facility Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the Non-ABL Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral that shall not constitute ABL Priority

Collateral; and provided, further, that the Non-ABL Secured Parties receiving adequate protection shall not object to any other Non-ABL Secured Parties receiving adequate protection comparable to any adequate protection granted to such Non-ABL Secured Parties in connection with a DIP Financing or use of cash collateral; and

(ii)

if the First Lien/Second Lien Intercreditor Agent desires to permit any Grantor that has become subject to a Bankruptcy Case, as debtor(s)-in-possession, to move for the approval of a DIP Financing secured by a Lien on Non-ABL Priority Collateral, to be provided by DIP Lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, then the ABL Facility Agent and the ABL Facility Secured Parties hereby agree not to object to any such financing or to the DIP Financing Liens or to any use of cash collateral that constitutes Non-ABL Priority Collateral, unless the First Lien/Second Lien Intercreditor Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral that constitutes Non-ABL Priority Collateral, or to request adequate protection (except as otherwise permitted under this Agreement) or any other relief in connection therewith (and (i) to the extent that such DIP Financing Liens are (x) senior to or pari passu with the Liens on any such Non-ABL Priority Collateral for the benefit of the Non-ABL Secured Parties and (y) junior to the Liens on any such ABL Priority Collateral for the benefit of the ABL Secured Parties, each ABL Facility Secured Party will subordinate its Liens with respect to such Non-ABL Priority Collateral on the same terms as the Liens of the Non-ABL Secured Parties (other than any Liens of any Non-ABL Secured Party constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank (x) pari passu with the Liens on any such Non-ABL Priority Collateral granted to secure the Non-ABL Obligations of the Non-ABL Secured Parties and (y) junior to the Liens on any such ABL Priority Collateral granted to secure the ABL Obligations of the ABL Secured Parties, each ABL Facility Secured Party will confirm the priorities with respect to such Non-ABL Priority Collateral as set forth herein), in each case so long as (A) the ABL Facility Secured Parties retain the benefit of their Liens on all such Non-ABL Priority Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding (other than any Liens constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the ABL Facility Secured Parties are granted Liens on any additional collateral pledged to any Non-ABL Secured Party as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Non-ABL Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any Non-ABL Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the ABL Facility Secured Parties shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral that shall not constitute Non-ABL Priority Collateral.

(c) The Applicable Junior Collateral Agent and each Junior Secured Party agrees that it will not object to and will not otherwise contest (or join or support any other Person objecting to or contesting): (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Obligations made by the Applicable Senior Collateral Agent or any Senior Secured Party; (ii) any lawful exercise by any holder of Senior Claims of the right to credit bid Senior Claims in any sale in foreclosure of Collateral that is Senior Collateral with respect to such Senior Claims; (iii) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on the Senior Collateral; (iv) any sale or other disposition of any Senior Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Parties of any Series shall have consented to such sale or disposition of such Senior Collateral; or (v) any order relating to a sale of assets of the Company or any of its subsidiaries for which the Applicable Senior Collateral Agent has consented which provides that, to the extent the sale is to be free and clear of Liens, the Liens securing the Senior Obligations and Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing such Obligations on the assets being sold, in accordance with this Agreement.

(d) The Applicable Junior Collateral Agent and each Junior Secured Party agrees that it will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding with respect to Senior Collateral without the prior consent of the Applicable Senior Collateral Agent.

(e) The Applicable Junior Collateral Agent and each Junior Secured Party hereby agrees that it will not object to and will not otherwise contest (or join with or support any other Person contesting, opposing or objecting to): (i) any request by the Applicable Senior Collateral Agent or any Senior Secured Party for adequate protection or (ii) any objection by the Applicable Senior Collateral Agent or any Senior Secured Party to any motion, relief, action or proceeding based on the Applicable Senior Collateral Agent or any Senior Secured Party claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (x) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Applicable Junior Collateral Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as, with respect to the Senior Collateral, such Lien is subordinated to the Liens securing the Senior Obligations and such DIP Financing (and all obligations relating thereto), on the same basis as the other Liens securing Junior Obligations on the Senior Collateral are subordinated to the Liens on Senior Collateral securing the Senior Obligations under this Agreement and (y) in the event the Applicable Junior Collateral Agent seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Applicable Junior Collateral Agent and the Junior

Secured Parties hereby agree that the Senior Secured Parties shall also be granted a Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral that constitutes Senior Collateral securing the Junior Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens on Senior Collateral granted to the holders of Senior Obligations as adequate protection on the same basis as the Liens securing Junior Obligations are so subordinated to the Liens securing the Senior Obligations under this Agreement.

(f) The Applicable Junior Collateral Agent and each Junior Secured Party hereby agrees that (i) it will not oppose or seek to challenge any claim by the Applicable Senior Collateral Agent or any Senior Secured Party for allowance of Senior Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Collateral Agents’ Liens on the Senior Collateral, without regard to the existence of the Lien of the Junior Secured Parties on the Senior Collateral; and (ii) until the Discharge of Senior Obligations has occurred, the Applicable Junior Collateral Agent, on behalf of itself and the Junior Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens on Senior Collateral securing the Senior Obligations for costs or expenses of preserving or disposing of any Collateral.

(g) Each Non-ABL Collateral Agent, on behalf of the applicable Series of Non-ABL Secured Parties, and the ABL Facility Agent, on behalf of the ABL Facility Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the Non-ABL Collateral Documents, on the one hand, and the ABL Facility Collateral Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Non-ABL Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Facility Secured Parties and the Non-ABL Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Facility Secured Parties and the Non-ABL Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Non-ABL Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Non-ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Collateral), the ABL Facility Secured Parties or the Non-ABL Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that are available from the Senior Collateral for each of the ABL Facility Secured Parties and the Non-ABL Secured Parties, respectively, before any distribution is made in respect of the Junior Claims with respect to such Collateral, with the holder of such Junior Claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries).

(h) In the event the Applicable Junior Collateral Agent or a Junior Secured Party becomes a judgment lien creditor in respect of Senior Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing the Senior Obligations on the same basis as the other Liens on the Senior Collateral securing the Junior Obligations are so subordinated to such Senior Obligations under this Agreement.

SECTION 2.07 Reinstatement. In the event that any of the Senior Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Obligations shall again have been paid in full in cash.

SECTION 2.08 Entry Upon Premises by the ABL Facility Agent. (a) If the ABL Facility Agent takes any enforcement action with respect to the ABL Priority Collateral, the Non-ABL Secured Parties (without any representation or warranty) (i) shall cooperate with the ABL Facility Agent (at the sole cost and expense of the ABL Facility Agent and subject to the condition that the Non-ABL Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Non-ABL Secured Parties) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work in process and assemble the ABL Priority Collateral, (ii) shall not take or direct any Collateral Agent to take any action designed or intended to hinder or restrict in any respect the ABL Facility Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work in process or assembling the ABL Priority Collateral, and (iii) shall permit and direct the First Lien/Second Lien Intercreditor Agent and each other Non-ABL Collateral Agent to permit the ABL Facility Agent, and their respective employees, agents, advisers and representatives, at the sole cost and expense of the ABL Facility Secured Parties and upon reasonable advance notice, to enter upon and use the Non-ABL Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral located on such Non-ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Priority Collateral located on such Non-ABL Priority Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Facility Secured Parties and the ABL Facility Agent in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of a Non-ABL Collateral Agent (acting on the instructions of the applicable Non-ABL Secured Parties) from selling, assigning or otherwise transferring any Non-ABL Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Facility Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Non-ABL Priority Collateral, the ABL Facility Agent shall use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt any Non-ABL Collateral Agent’s use of such real property for the benefit of the Non-ABL Secured Parties.

(b) During the period of actual occupation, use or control by the ABL Facility Secured Parties or their agents or representatives (including the ABL Facility Agent to the extent acting on behalf of such parties) of any Non-ABL Priority Collateral, the ABL Facility Secured Parties shall be obligated to repair at their expense any physical damage to such Non-ABL Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Non-ABL Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Facility Secured Parties have any liability to the Non-ABL Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Non-ABL Priority Collateral existing prior to the date of the exercise by the ABL Facility Secured Parties of their rights under this Section and the ABL Facility Secured Parties shall have no duty or liability to maintain the Non-ABL Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Facility Secured Parties, or for any diminution in the value of the Non-ABL Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Non-ABL Priority Collateral by the ABL Facility Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the ABL Facility Secured Parties shall cooperate with the First Lien/Second Lien Intercreditor Agent (at the sole cost and expense of the First Lien/Second Lien Intercreditor Agent and subject to the condition that the ABL Facility Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Facility Secured Parties) in connection with any efforts made by it to cause the Non-ABL Priority Collateral to be sold.

(c) In addition, the Non-ABL Collateral Agents, the Non-ABL Secured Parties, and their respective Senior Representatives hereby grant to the ABL Facility Agent and the ABL Facility Secured Parties a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of their interest therein, exercisable without payment of royalty or other compensation, any of the Non-ABL Priority Collateral consisting of intellectual property in connection with the liquidation, collection, disposition or other realization upon the ABL Priority Collateral pursuant to any enforcement action by the ABL Facility Agent and the ABL Facility Secured Parties and such license shall survive and transfer with any permitted disposition of such Non-ABL Priority Collateral to any third party for the duration of the 180-day period referred to in Section 2.08(a) (including any tolling of such period in accordance with such Section).

SECTION 2.09 Insurance. Unless and until the ABL Obligations have been Discharged, as between the ABL Facility Agent, on the one hand, and the applicable Non-ABL Collateral Agents and Non-ABL Representatives, on the other hand, only the ABL Facility Agent will have the right (subject to the rights of the Grantors under the ABL Facility Documents and the Non-ABL Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until the Non-ABL Obligations have been Discharged, as between the ABL Facility Agent, on the one hand, and the applicable Non-ABL Collateral Agents and Non-ABL Representatives, on the other hand, only the First Lien/Second Lien Intercreditor Agent will have the right (subject to the rights of the Grantors under the ABL Facility Documents and the Non-ABL Documents) to adjust or settle any insurance policy covering or constituting Non-ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Non-ABL Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Non-ABL Priority Collateral, then the ABL Facility Agent and the First Lien/Second Lien Intercreditor Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Facility Documents and the Non-ABL Documents) under the relevant insurance policy.

SECTION 2.10 Refinancings. Any Series of Secured Obligations and the agreements or indentures governing them may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Facility Document or any Non-ABL Document) of any ABL Facility Secured Party or any Non-ABL Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing (to the extent they are not already so bound) to the terms of this Agreement pursuant to such Refinancing documents or agreements (including amendments or supplements to this Agreement) as each Applicable Senior Collateral Agent may reasonably request and in form and substance reasonably acceptable to such Applicable Senior Collateral Agent. In connection with any Refinancing contemplated by this Section 2.10, this Agreement may be amended at the request and sole expense of the Company, and without the consent of any Representative or Secured Party, (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (b) to confirm that such Refinancing indebtedness in respect of any Non-ABL Obligations shall have the same rights and priorities in respect of any Non-ABL Priority Collateral in relation to the ABL Obligations as the indebtedness being Refinanced and (c) to confirm that such Refinancing indebtedness in respect of any ABL Obligations shall have the same rights and priorities in respect of any ABL Priority Collateral in relation to the Non-ABL Obligations as the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.

SECTION 2.11 Amendments to Collateral Documents or in Respect of Cash Management and Hedging Obligations.

(a) Without the prior written consent of the ABL Facility Agent, each Non-ABL Representative and each other Non-ABL Secured Party agrees that no Non-ABL Collateral Document to which such Non-ABL Representative or Non-ABL Secured Parties is party may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Non-ABL Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.

(b) Without the prior written consent of the First Lien/Second Lien Intercreditor Agent, the ABL Facility Agent and each other ABL Facility Secured Party agrees that no ABL Facility Collateral Document to which the ABL Facility Agent or ABL Facility Secured Parties are a party may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Facility Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.

(c) In the event that the Senior Collateral Agent or the Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Collateral Agent, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Collateral Document without the consent of any Junior Collateral Agent or any Junior Secured Party and without any action by any Junior Collateral Agent, Junior Secured Party, the Company or any other Grantor; provided, however, that (A) such amendment, waiver or consent does not (i) amend, modify or otherwise affect the rights or duties of any Junior Collateral Agent without its prior written consent or (ii) otherwise materially adversely affect the rights of the Junior Secured Parties or the interests of the Junior Secured Parties in the Junior Collateral and not the Senior Collateral Agent or the Senior Secured Parties, as the case may be, that have a security interest in the affected collateral in a like or similar manner, and (B) written notice of such amendment, waiver or consent shall have been given to each Junior Collateral Agent.

(d) Each Non-ABL Collateral Agent, on behalf of the applicable Series of Non-ABL Secured Parties, agrees that no amendment to the applicable Non-ABL Documents, the effect of which is to no longer permit the ABL Obligations (or a portion thereof) permitted immediately prior to such amendment, shall be effective without the consent of the ABL Facility Agent, and the ABL Facility Agent, on behalf of the ABL Facility Secured Parties, agrees that no amendment to the ABL Facility Documents, the effect of which is to no longer permit the Non-ABL Obligations (or a portion thereof) permitted immediately prior to such amendment, shall be effective without the consent of the applicable Non-ABL Collateral Agent.

SECTION 2.12 Possessory Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a) Each Possessory Collateral Agent agrees to hold the Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each applicable Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral pursuant to the ABL Facility Collateral Documents or the Non-ABL Collateral Documents, subject to the terms and conditions of this Section 2.12. To the extent any Possessory Collateral is possessed by or is under the control of a Collateral Agent (either directly or through its agents or bailees) other than the Applicable Possessory Collateral Agent, such Collateral Agent shall deliver such Possessory Collateral to (or shall cause such Possessory

Collateral to be delivered to) the Applicable Possessory Collateral Agent and shall take all actions reasonably requested in writing by the Applicable Possessory Collateral Agent to cause the Applicable Possessory Collateral Agent to have possession or control of same. Pending such delivery to the Applicable Possessory Collateral Agent, each other Collateral Agent agrees to hold any Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable ABL Facility Collateral Documents or the Non-ABL Collateral Documents, in each case, subject to the terms and conditions of this Section 2.12.

(b) The duties or responsibilities of each Possessory Collateral Agent and each other Collateral Agent under this Section 2.12 shall be limited solely to holding the Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of (x) each applicable Secured Party for purposes of perfecting the security interest held by the Secured Parties therein.

(c) Upon the Discharge of all Non-ABL Obligations, each Senior Collateral Agent shall deliver to the ABL Facility Agent, to the extent that it is legally permitted to do so, the remaining Possessory Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the ABL Facility Agent to obtain control of such Possessory Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Possessory Collateral Agent for loss or damage suffered by the Possessory Collateral Agent as a result of such transfer except for loss or damage suffered by the Possessory Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. No Senior Collateral Agent shall be obligated to follow instructions from the ABL Facility Agent in contravention of this Agreement.

(d) Upon the Discharge of all ABL Obligations, the ABL Facility Agent shall deliver to the Applicable Senior Collateral Agent, to the extent that it is legally permitted to do so, the remaining Possessory Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the Applicable Senior Collateral Agent to obtain control of such Possessory Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Possessory Collateral Agent for loss or damage suffered by the Possessory Collateral Agent as a result of such transfer except for loss or damage suffered by the Possessory Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. The ABL Facility Agent shall not be obligated to follow instructions from the any Senior Collateral Agent in contravention of this Agreement.

(e) The agreement of the ABL Facility Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.12 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Obligations (or the existence of any commitment to extend credit that would constitute Senior Obligations) or Junior Obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE IV

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the ABL Facility Collateral Documents and the Non-ABL Collateral Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein, including under Section 2.05 and Section 6.11).

ARTICLE V

Representations and Warranties

SECTION 5.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Facility), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any credit agreement, agreement or other instrument binding upon such party which could reasonably be expected to have such a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 5.02 Representations and Warranties of Each Representative. Each Collateral Agent and each other Representative represents and warrants to the other parties hereto that it is authorized under the ABL Facility, the First-Priority Documents and the Second-Priority Documents, as applicable, to enter into this Agreement.

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the ABL Facility Agent, to it at BMO Harris Bank N.A., 111 W. Monroe St., 20 E Chicago IL 60603, Attention: ABL, Sarah Fyffe, Fax No.: (312) 765-1641;

(b) if to the First Lien/Second Lien Intercreditor Agent, to it at Barclays Bank PLC, Bank Debt Management Group, 745 Seventh Avenue, New York, NY 10019, Attention: DS Waters Portfolio Manager: Ronnie Glenn / Christopher Lee, Fax No.: (212) 526-5115;

(c) if to the Notes Agent, to it at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 5540, Attention: DS Waters of America Inc. Administrator, Fax No.: (612) 217-5651;

(d) if to the Company, to it at DS Waters of America, Inc., 5660 New Northside Drive, Suite 500, Atlanta, GA 30328, Attention: Ryan K. Owens, Fax No.: (770) 850-6421; and

(e) if to any other Grantor, to it in care of the Company as provided in clause (c) above.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01. As agreed to in writing among the Company, the ABL Facility Agent, the First Lien/Second Lien Intercreditor Agent and the Notes Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 6.02 Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 6.14 hereof, neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the ABL Facility Agent, the First Lien/Second Lien Intercreditor Agent, the Notes Agent and the Company. Notwithstanding anything to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense and without the consent of any Collateral Agent, any Representative, any ABL Facility Secured Party or any Non-ABL Secured Parties to (i) add other parties holding Non-ABL Obligations (or any agent or trustee therefor) to the extent such indebtedness is not prohibited by the ABL Facility Documents or Non-ABL Documents, (ii) in the case of other Non-ABL Obligations, (x) establish that (A) the lien on the Non-ABL Priority Collateral securing such Non-ABL Obligations shall be senior and superior in all respects to all Liens on the Non-ABL Priority Collateral securing any ABL Obligations, (B) the Lien on the ABL Priority Collateral securing such other Non-ABL Obligations shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations and (C) such other Non-ABL Obligations shall share in the benefits of the Non-ABL Priority Collateral equally and ratably with all Liens on the Non-ABL Priority Collateral securing any Non-ABL Obligations (subject to the terms of the Non-ABL Documents), and (y) provide to the holders of such Non-ABL Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of Non-ABL Obligations under this Agreement (subject to the terms of the Non-ABL Documents), in each case of clauses (i) and (ii), so long as such modifications are not prohibited by the ABL Facility Documents or Non-ABL Documents. Any such additional party and each Collateral Agent shall be entitled to rely on the determination of officers of the Company that such modifications are not prohibited by the ABL Facility Documents or Non-ABL Documents if such determination is set forth in an officer’s certificate delivered to such party and each Applicable Senior Collateral Agent. At the request (and sole expense) of the Company, without the consent of any ABL Facility Secured Party, First-Priority Secured Party or Second-Priority Secured Party, each Representative shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications).

SECTION 6.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other ABL Facility Secured Parties and the other Non-ABL Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 6.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 6.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.07 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.09 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.10 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the ABL Facility Documents and/or any Non-ABL Documents, the provisions of this Agreement shall control.

SECTION 6.11 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Facility Secured Parties and the Non-ABL Secured Parties in relation to one another. Nothing in this Agreement (other than Section 2.05 and 2.11(c)) is intended to or will amend, waive or otherwise modify the provisions of the ABL Facility, the Notes Indenture or the Credit Agreement. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any ABL Facility Document or any Non-ABL Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Non-ABL Document with respect to any ABL Priority Collateral in any manner that would cause a default under any ABL Facility Document, or (b) pursuant to this Agreement or any ABL Facility Document with respect to any Non-ABL Priority Collateral in any manner that would cause a default under any Non-ABL Document.

SECTION 6.12 Agent Capacities. Except as expressly set forth herein, none of the Collateral Agents or other Representatives shall have (i) any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable ABL Facility Documents and the Non-ABL Documents, as the case may be or (ii) any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the Collateral Agents nor any other Representative shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or Grantor) any amounts in violation of the terms of this Agreement, so long as the applicable Collateral Agent or other Representative, as the case may be, is acting in good faith.

SECTION 6.13 Supplements. Upon the execution by any subsidiary of the Company of a supplement hereto in form and substance reasonably satisfactory to the ABL Facility Agent and First Lien/Second Lien Intercreditor Agent, such subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each Grantor are so bound.

SECTION 6.14 Joinder Requirements. The Company may designate additional obligations as Other First-Priority Obligations (under clause (b) of the definition thereof) or Other Second-Priority Obligations (under clause (b) of the definition thereof) pursuant to this Section 6.14 if (x) the incurrence of such obligations is not prohibited under any of the ABL Facility and any Non-ABL Document then in effect and (y) the Company shall have delivered an officer’s certificate to the ABL Facility Agent and First Lien/Second Lien Intercreditor Agent certifying the same. If not so prohibited, the Company shall (i) notify each Representative in writing of such designation and (ii) cause the applicable Non-ABL Representative to execute and deliver to each other Representative, a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto.

SECTION 6.15 Other Intercreditor Agreements. In the event that the Company or any Subsidiary incurs any obligations secured by a Lien on any Collateral that is junior to Liens thereon securing any Series of Non-ABL Obligations or the ABL Obligations, then the ABL Facility Agent and the First Lien/Second Lien Intercreditor Agent shall enter into an intercreditor agreement with the agent or trustee for the secured parties with respect to such secured obligation to reflect the relative Lien priorities of such parties with respect to the Collateral and governing the relative rights, benefits and privileges as among such parties in respect of the Collateral, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as such secured obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or the other ABL Facility Documents or Non-ABL Documents, as the case may be. Each party hereto agrees that the ABL Facility Secured Parties (as among themselves) and the Non-ABL Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the Applicable Senior Collateral Agent governing the rights, benefits and privileges as among the ABL Facility Secured Parties or as among the Non-ABL Secured Parties, as the case may be, in respect of any or all of the Collateral, this Agreement and the applicable Senior Collateral Documents, as the case may be, including as to the application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other applicable Senior Collateral Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other ABL Facility Document or Non-ABL Document, and the provisions of this Agreement and the other ABL

Facility Documents and Non-ABL Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

SECTION 6.16 Notes Agent. The Notes Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Notes Indenture; and in so doing, the Notes Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Notes Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Notes Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Notes Indenture and, as applicable, the Notes Collateral Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BMO HARRIS BANK N.A.
as ABL Facility Agent

By:	/s/ Craig Thistlethwaite
	Name:	Craig Thistlethwaite
	Title:	Director

BARCLAYS BANK PLC
as First Lien/Second Lien Intercreditor Agent

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Notes Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to ABL Intercreditor Agreement]

DS WATERS ENTERPRISES, INC.

By:	/s/ Ron Frieman
	Name:	Ron Frieman
	Title:	Chief Financial Officer and Treasurer

CRESTVIEW DS MERGER SUB II, INC.

By:	/s/ Ron Frieman
	Name:	Ron Frieman
	Title:	Chief Financial Officer and Treasurer

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC POLYCYCLE SOLUTIONS, LLC

	By:	DS Waters of America, Inc.,
the sole member of each such Subsidiary Loan Party

	By:	/s/ Ron Frieman
		Name:	Ron Frieman
		Title:	Chief Financial Officer and Treasurer

[Signature Page to ABL Intercreditor Agreement]

EXHIBIT A

Joinder Agreement

JOINDER AGREEMENT

(Other First-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [            ], [            ], among [                    ] (the “New Representative”), as an Other First-Priority Representative, [[                    ] (the “New Collateral Agent”)]1, as an Other First-Priority Collateral Agent, BMO HARRIS BANK N.A., as collateral agent for the ABL Facility Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed), BARCLAYS BANK PLC, as First Lien/Second Lien Intercreditor Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Agent, DS WATERS ENTERPRISES, INC., DS WATERS OF AMERICA, INC. (on behalf of itself and its subsidiaries) and any Other First-Priority Representative and Other Second-Priority Representative from time to time a party hereto.

This Agreement is supplemental to that certain ABL Intercreditor Agreement, dated as of August 30, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above. This Agreement has been entered into to record the accession of the New Representative[s] as Other First-Priority Representative[s] under the Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other First-Priority Collateral Agent under the Intercreditor Agreement].

ARTICLE I

Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01 [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First-Priority Representative as if it had originally been party to the Intercreditor Agreement as an Other First-Priority Representative.

[1]	To be included if applicable.

SECTION 2.02 [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First-Priority Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other First-Priority Collateral Agent.]

SECTION 2.03 The New Representative[s] and the New Collateral Agent confirm that their address details for notices pursuant to the Intercreditor Agreement are as follows: [            ].

SECTION 2.04 Each party to this Agreement (other than the New Representative [s] and New Collateral Agent) confirms the acceptance of the New Representative[s] and the New Collateral Agent as an Other First-Priority Representative and an Other First-Priority Collateral Agent, respectively, for purposes of the Intercreditor Agreement.

SECTION 2.05 [            ] [is][/are] acting in the capacities of Other First-Priority Representative[s] and [            ] is acting in its capacity as Other First-Priority Collateral Agent solely for the Secured Parties under [            ].

ARTICLE III

Miscellaneous

SECTION 3.01 This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]

EXHIBIT B

Joinder Agreement

JOINDER AGREEMENT

(Other Second-Priority Obligations)

JOINDER AGREEMENT (this “Agreement”) dated as of [            ], [            ], among [            ] (the “New Representative”), as an Other Second-Priority Representative, [[            ] (the “New Collateral Agent”)]2, as an Other Second-Priority Collateral Agent, BMO HARRIS BANK N.A., as collateral agent for the ABL Facility Secured Parties (together with its successors and co-agents in substantially the same capacity as may from time to time be appointed), BARCLAYS BANK PLC, as First Lien/Second Lien Intercreditor Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Agent, DS WATERS ENTERPRISES, INC., DS WATERS OF AMERICA, INC. (on behalf of itself and its subsidiaries) and any Other First-Priority Representative and Other Second-Priority Representative from time to time a party hereto.

This Agreement is supplemental to that certain ABL Intercreditor Agreement, dated as of August 30, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the New Representative and the New Collateral Agent) referred to above. This Agreement has been entered into to record the accession of the New Representative[s] as Other Second-Priority Representative[s] under the Intercreditor Agreement [and to record the accession of the New Collateral Agent as an Other Second-Priority Collateral Agent under the Intercreditor Agreement].

ARTICLE I

Definitions

SECTION 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

ARTICLE II

Accession

SECTION 2.01 [The][/Each] New Representative agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other Second-Priority Representative as if it had originally been party to the Intercreditor Agreement as an Other Second-Priority Representative.

SECTION 2.02 [The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other Second-Priority Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other Second-Priority Collateral Agent.]

[2]	To be included if applicable.

SECTION 2.03 The New Representative[s] and the New Collateral Agent confirm that their address details for notices pursuant to the Intercreditor Agreement are as follows: [            ].

SECTION 2.04 Each party to this Agreement (other than the New Representative [s] and New Collateral Agent) confirms the acceptance of the New Representative[s] and the New Collateral Agent as an Other Second-Priority Representative and an Other Second-Priority Collateral Agent, respectively, for purposes of the Intercreditor Agreement.

SECTION 2.05 [            ] [is][/are] acting in the capacities of Other Second-Priority Representative[s] and [            ] is acting in its capacity as Other Second-Priority Collateral Agent solely for the Secured Parties under [            ].

ARTICLE III

Miscellaneous

SECTION 3.01 This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[INSERT SIGNATURE BLOCKS]